EXHIBIT 10.1

                           NOTICE OF PERFORMANCE-BASED
                           RESTRICTED STOCK UNIT AWARD

                            BUFFALO WILD WINGS, INC.
                           2003 EQUITY INCENTIVE PLAN
================================================================================

Name of Participant:

--------------------------------------------------------------------------------

Number of Units:                          Grant Date:

---------------------------------------- ---------------------------------------

Performance Period: _____________, 200X through ____________, 20XX

--------------------------------------------------------------------------------

       Scheduled Vesting Dates                  Cumulative Vesting Percentage
       -----------------------                  -----------------------------
           _________, 200X                                   20%
           _________, 20XX                                   50%
           _________, 20XX                                   100%

================================================================================

         This Notice (the "Notice"), dated and effective as of the Grant Date specified above, is between Buffalo Wild Wings, Inc., a Minnesota corporation (the "Company"), and the Participant identified above.

                                   Background

         A. Participant on the date hereof is a key employee or officer of the Company or a Subsidiary of the Company.

         B. The Company wishes to grant a performance-based restricted stock unit award to Participant payable in shares of the Company's common stock pursuant to the Company's 2003 Equity Incentive Plan, as amended (the "Plan").

         C. The Administrator of the Plan has determined that the Participant is eligible to receive such an award and hereby grants an award to the Participant on the terms and conditions that follow.

                             Terms and Conditions*

         1. Grant of Performance-Based Restricted Stock Units. The Company hereby grants to Participant on the Grant Date that number of performance-based restricted stock units ("Units") equal to the "Number of Units" specified in the table above on the terms and conditions set forth in this Notice and as



--------------------------
* Any capitalized term used in this Notice shall have the meaning set forth in this Notice (including in the table at the beginning of this Notice) or, if not defined in this Notice, the meaning set forth in the Plan as it currently exists or as it is amended in the future.

otherwise provided in the Plan (the "Award"). Each Unit that vests will entitle the Participant to receive one share of the Company's Common Stock.

         2. Nature of Units. The Units granted pursuant to this Award are bookkeeping entries only and do not provide the Participant with any dividend, voting or other rights of a stockholder of the Company. The Units shall remain forfeitable at all times unless and to the extent the vesting conditions set forth in Section 3 of this Notice are satisfied. Neither this Award not the Units may be sold, transferred, assigned, encumbered or otherwise disposed of , except by will or the laws of descent and distribution in the event of the Participant's death. Any attempt to otherwise transfer the Units or this Award shall be void and without effect.

         3. Vesting of Restricted Stock Units. For purposes of this Notice, "Vesting Date" means any date, including a Scheduled Vesting Date, on which Units subject to this Award vest as provided in this Section 3.

                  (a) General. Except as otherwise provided in Paragraphs 3(b) and 3(c), the Units subject to this Award shall vest in three installments, and an installment will vest on a Scheduled Vesting Date at the end of each fiscal year of the Company occurring during the Performance Period only if and to the extent the Company satisfies the performance-based objectives for that fiscal year as set forth in Exhibit A to this Notice. If, with respect to any fiscal year occurring during the Performance Period, the Committee certifies that the Company achieved at least its minimum performance-based objective for that fiscal year, then a portion of the Units subject to this Award will vest as of the Scheduled Vesting Date. The portion of the Units subject to this Award that will vest as of any Scheduled Vesting Date will be determined according to the formula specified in Exhibit A, but in no event will the portion of the Number of Units Awarded that have vested as of the Scheduled Vesting Date exceed the applicable Cumulative Vesting Percentage. Any Units that do not vest on either of the first two Scheduled Vesting Dates solely because of the failure to fully satisfy an applicable performance-based objective shall remain eligible for vesting on a subsequent Scheduled Vesting Date during the Performance Period. Any Units that have not vested on the third Scheduled Vesting Date will be forfeited.

                  (b) Termination of Employment. Except as provided in the following sentence and in Paragraph 3(c), if the Participant's employment with the Company and all of its Subsidiaries ceases at any time during the term of the Award, this Award shall terminate and all Units subject to this Award that have not yet vested shall be forfeited by Participant. If, however, the Participant's employment with the Company and all of its Subsidiaries ceases due to death or Disability (as defined in Section 5), then a portion of the Units subject to this Award shall immediately vest. That portion shall be equal to the number of Units subject to this Award that would vest as of the end of the fiscal year in which Participant's employment ended if the Company were to achieve the target level performance-based objective for that fiscal year. It is understood that if the Participant's employment ceases for any reason during the period between a Vesting Date and the date shares of Stock are to be issued as provided in Section 4 in settlement of Units vested as of that most recent Vesting Date, the Participant shall not forfeit any such Units.

                  (c) Change in Control. If a Change in Control (as defined in
Section 5) occurs and the Participant holds Units subject to this Notice at the time, then one of the following shall occur:

                           (1) If, pending the Change in Control, the Committee
determines that this Award will not continue after the Change in Control or that the successor entity (or its parent) will not agree to provide for the assumption or replacement of this Award with a comparable equity-based award covering shares of the successor entity (or its parent) that would equitably preserve the compensation element of the Award at the time of the Change in Control, then a portion of the Units subject to this Award shall vest and be settled immediately prior to the consummation of the Change in Control. That portion shall be equal to the number of Units subject to this Award that would vest as of the end of the fiscal year in which the Change in Control occurred if the Company were to achieve the target level performance-based objective for that fiscal year.

                           (2) If, in connection with the Change in Control,
subparagraph 3(c)(1) is not applicable and this Notice is continued, assumed or replaced in the manner described in subparagraph 3(c)(1), and if within one year after that Change in Control the Participant's employment with the Company and all of its Subsidiaries (or with any successor entity) is terminated by the employer for reasons other than Cause (as defined in Section 5), [or is terminated by the Participant for Good Reason (as defined in Section 5),] then a portion of the Units subject to this Award shall immediately vest. That portion shall be equal to the number of Units subject to this Award that would vest as of the end of the fiscal year in which the Participant's employment ended if the Company were to achieve the target level performance-based objective for that fiscal year.

         4. Settlement of Units. As soon as practicable after any Vesting Date, but no later than March 15 of the year following the calendar year in which the Vesting Date occurs, the Company shall cause to be issued to the Participant (or his or her beneficiary or personal representative) one share of Stock in payment and settlement of each vested Unit. The Company may withhold from the number of such shares to be delivered in settlement of the Units any shares required for the payment of withholding taxes as provided in Paragraph 6(e) below.

         5. Definitions. The following terms used in this Notice will have the meanings indicated:

                  (a) "Cause" means what the term is expressly defined to mean in a then-effective employment agreement between the Participant and the Company, or in the absence of any such then-effective agreement or definition, means:

                           (1) Participant's commission of any act constituting
a felony or Participant's conviction or guilty or no contest plea to any criminal misdemeanor involving fraud, misrepresentation or theft;

                           (2) gross misconduct or any act of fraud, disloyalty
or dishonesty by Participant related to or connected with Participant's employment by the Company or otherwise likely to cause material harm to the Company or its reputation;

                           (3) a material violation by Participant of the
Company's policies or codes of conduct; or

                           (4) the willful or material breach by Participant of
any agreement between the Participant and the Company.

                  (b) "Change in Control" means what the term (or a word of like import) is expressly defined to mean in a then-effective employment agreement between the Participant and the Company, or in the absence of any such then-effective agreement or definition, means a change in the ownership or control of the Company effected through any of the following transactions:

                           (1) a merger, consolidation or reorganization
approved by the Company's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction;

                           (2) any stockholder-approved sale, transfer or other
disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company;

                           (3) any transaction or series of related transactions
pursuant to which any person or any group of persons comprising a "group" within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing (or convertible into or exercisable for securities possessing) thirty percent (30%) or more of the total combined voting power of the Company's securities (determined by the power to vote with respect to the elections of Board members) outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company's stockholders; or

                           (4) a change  in the  composition  of the  Board
over a period of eighteen (18) consecutive months or less such that a majority of the Board members ceases to be comprised of individuals who have been Board members continuously since the beginning of such period.

                  (c) "Disability" means what the term is expressly defined to mean in a then-effective employment agreement between the Participant and the Company, or in the absence of any such then-effective agreement or definition, means any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of Participant's position of employment or any substantially similar position of employment.

                   (d) "Good Reason" means what the term is expressly defined to mean in a then-effective employment agreement between the Participant and the Company, or in the absence of any such then-effective agreement or definition, means any of the following conditions arising without the consent of Participant, provided that Participant has first given written notice to the Company of the existence of the condition within 90 days of its first occurrence, and the Company has failed to remedy the condition within 30 days thereafter:

                           (1) a material diminution in the Participant's base
salary;

                           (2) a  material diminution in the Participant's
authority, duties, or responsibilities;

                           (3) relocation of Participant's principal office more
than 50 miles  from its current location; or

                           (4) any other action or inaction that constitutes a
material breach by the Company of any terms or conditions of any agreement between the Company and the participant, which breach has not been caused by Participant.

                  (e) "Performance Period" means the period of three consecutive fiscal years of the Company beginning on the Performance Period Commencement Date and ending on the Performance Period Expiration Date specified in the table at the beginning of this Notice.

         6.       General Provisions.

                  (a) Employment. This Notice shall not confer on Participant any right with respect to continuance of employment by the Company or any of its Affiliates, nor will it interfere in any way with the right of the Company to terminate such employment. Nothing in this Notice shall be construed as creating an employment contract for any specified term between Participant and the Company or any Affiliate.

                  (b) Securities Law Compliance. No shares of Stock issuable pursuant to this Notice shall be issued and delivered unless the issuance of the shares complies with all applicable legal requirements, including compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the requirements of the exchanges on which the Company's Stock may, at the time, be listed.

                  (c) Mergers, Recapitalizations, Stock Splits, Etc. Pursuant and subject to Section 12 of the Plan, certain changes in the number of shares or character of the Stock of the Company (through merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend or otherwise) shall result in an equitable adjustment to avoid dilution or enlargement of Participant's rights with respect to any Units subject to this Award which have not yet been settled as provided in Section 4.

                  (d) Shares Reserved. The Company shall at all times during the term of this Award reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Award.

                  (e) Withholding Taxes. The Company shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to the Participant an amount sufficient to cover any required withholding taxes in connection with the settlement of Units subject to this Award, and (ii) require a Participant or other person receiving shares of Stock under this Award to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those shares. In lieu of all or any part of a cash payment from the Participant as provided above, the Committee may permit the Participant to cover all or any part of the required withholdings (up to the Participant's minimum required tax withholding rate or such other rate that will not trigger a negative accounting impact) through a reduction in the number of shares delivered or a delivery or tender to the Company of shares of Stock held by the Participant, in each case valued in the same manner as used in computing the withholding taxes under applicable laws.

                  (f) 2003 Equity Incentive Plan. The Award evidenced by this Notice is granted pursuant to the Plan, a copy of which Plan has been made available to Participant and is hereby incorporated into this Notice. This Notice is subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this Notice and, in the event of any questions as to the construction of this Notice or in the event of a conflict between the Plan and this Notice, the Plan shall govern, except as the Plan otherwise provides.

                  (g) Scope of Notice. This Notice shall bind and inure to the benefit of the Company, its Affiliates and their successors and assigns, and shall bind and inure to the benefit of Participant and any successor or successors of Participant permitted herein. This Award is expressly subject to all terms and conditions contained in the Plan and in this Notice, and Participant shall comply with all such terms and conditions.

                  (h) Arbitration. Any dispute arising out of or relating to this Notice or the alleged breach of it, or the making of this Notice, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court of Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Notice, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Notice. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys' fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

                  (i) Delay in Payment for Specified Employee. In the event this Award is subject to Code Section 409A and the Administrator determines that the Participant is a "specified employee" within the meaning of Code Section 409A, then the issuance of any shares of Stock due to the Participant's separation from service (as defined in Code Section 409A) shall not be issued earlier than the date that is six months after such separation from service, but shall be issued during the calendar year following the year in which the Participant's separation from service occurs and within thirty (30) days after the earliest possible date permitted under Code Section 409A.

                  (j) Choice of Law. This Notice is subject to the laws of the State of Minnesota and shall be construed and interpreted thereunder (without regard to its conflicts of laws principles).



BUFFALO WILD WINGS, INC.



By:
   ----------------------------------
Its:
    ---------------------------------

                                                                    Exhibit A to
                               Notice of Performance-Based Restricted Unit Award

                          Performance-Based Objectives

Performance Period:        ___________, 200X through _________, 20XX

The determination of the number of Units that will vest on each Scheduled Vesting Date during the Performance Period specified above as provided in
Section 3(a) of the Notice will be determined as follows:

1. The Company's Cumulative Net Income for the period beginning on the first day of the Performance Period and ending on the applicable Scheduled Vesting Date (the "relevant period") will be determined.

2. Based on that actual Cumulative Net Income, the Performance Factor for the relevant period will be determined from the following table by determining where the Company's actual Cumulative Net Income falls relative to the goals specified in the applicable column of the table, and then selecting the corresponding Performance Factor. If the Company's actual Cumulative Net Income for any relevant period is between two amounts shown in the applicable column of the table, the corresponding Performance Factor will be determined by linear interpolation between the two relevant Performance Factors shown in the table. If actual Cumulative Net Income for the relevant period is less than the Minimum Goal specified, the Performance Factor is zero, and if it greater than the Maximum Goal, the Performance Factor is 100%.


                                 Company's Cumulative Net Income Goals During the Portion of the
                                                       Performance Period Ending:
                                 ---------------------------------------------------------------------
      Performance Factor         [Sch Vesting Date 1]     [Sch Vesting Date 2]    [Sch Vesting Date 3]
      ------------------         --------------------     --------------------    --------------------
      100%     (Maximum Goal)              $                       $                       $
      50%      (Target Goal)               $                       $                       $
      37.5%    (Minimum Goal)              $                       $                       $


3. The number of Units that will vest as of the Scheduled Vesting Date will be calculated using the following formula:

   (Performance Factor x Cumulative Vesting Percentage x Number of Units Awarded) - Number of Previously Vested Units

where:

     o "Performance Factor" is the percentage determined as provided in item 2 above;

     o "Cumulative Vesting Percentage" is the percentage in the table at the beginning of the Notice that corresponds to the Scheduled Vesting Date marking the end of the relevant period;

     o "Number of Units Awarded" is the number in the table at the beginning of the Notice; and

     o "Number of Previously Vested Units" is the number of Units subject to the Award that had already vested during the Performance Period prior to the applicable Scheduled Vesting Date.

4. For purposes of this Exhibit A, the Company's "Cumulative Net Income" for any period shall mean the Company's net income for that period as calculated under

U.S. generally accepted accounting principles, subject to adjustment as set forth in the "Exception Guidelines for 2008 Long-Term Incentive Program Measures," dated February 16, 2008.

5. As an example, to compute the number of Units that will vest on the second Scheduled Vesting Date, assume the following facts: (i) the Number of Units Awarded was 10,000; (ii) the Number of Previously Vested Units was 1,000 (vested on the first Scheduled Vesting Date); (iii) the Company's actual Cumulative Net Income for the relevant period ending on the second Scheduled Vesting Date was half-way between the Minimum Goal and the Target Goal. Under these facts, the Performance Factor would be 43.75% (half-way between 37.5% and 50%), the Cumulative Vesting Percentage would be 50%, and the number of Units vesting on the second Scheduled Vesting Date would be:

         (43.75% x 50% x 10,000) - 1,000 = 1,187 Units